UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): December 12, 2005

                                   Cosi, Inc.
--------------------------------------------------------------------------------
                   (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      000-50052                 06-1393745
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

1751 Lake Cook Road, 6th Floor; Deerfield, Illinois                60015
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (847) 597-8800




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

      On December 12, 2005, Cosi, Inc. (the "Company") entered into an employment agreement (the "Agreement") with William D. Forrest, Executive Chairman, that supersedes his previous employment agreement, as supplemented, with the Company. Pursuant to the Agreement, Mr. Forrest will continue to serve as the Company's Executive Chairman through December 31, 2006. After such time, Mr. Forrest will serve as Non-Executive Chairman. In consideration for Mr. Forrest serving as Executive Chairman, he will be entitled to an annual base salary and annual bonus equal to that which the Company pays to the Chief Executive Officer. In consideration for serving as Non-Executive Chairman commencing on January 1, 2007, Mr. Forrest will receive (i) an annual director's fee equal to three times the annual fee paid to other directors; (ii) customary meeting fees and reimbursements and (iii) a fee in an amount equal to a director's meeting fee if Mr. Forrest provides counsel to senior management, and the scope of such counsel is beyond that which would ordinarily be provided by a Chairman in connection with such role and the duration of such counsel is material as determined by the Chief Executive Officer and Chair of the Compensation Committee; provided, however, that such aggregate counseling fees may not exceed $200,000 in any calendar year.

      Pursuant to the Agreement, the Company also granted 200,000 shares of restricted stock to Mr. Forrest under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. The Company will make additional grants to Mr. Forrest of up to 50,000 shares of restricted stock in each of 2006 and 2007 at such times as grants are made to the Company's senior executives, the exact number to be determined by the Company's Compensation Committee based on Mr. Forrest's attainment of certain performance goals. The stock awards granted to Mr. Forrest will vest as follows: (i) 20% will vest upon grant and (ii) 20% will vest on each anniversary of the applicable grant date; provided that Mr. Forrest is still serving as Executive or Non-Executive Chairman. All of his options and shares of restricted stock will vest and become immediately exercisable upon a Change of Control, as defined in the Agreement.

      Mr. Forrest's employment may be terminated by the Company or Mr. Forrest upon 30 days' written notice; provided that the Company may terminate his employment immediately for cause. If the Agreement is terminated by the Company without cause or by Mr. Forrest non-voluntarily, then (i) Mr. Forrest will be entitled to his base salary, bonuses and benefits payable through the effective date of termination and an amount equal to his then current annual base salary and (ii) any options and stock awards will vest and become exercisable. If the Agreement is terminated by the Company for cause or voluntarily by Mr. Forrest or if Mr. Forrest is not reelected to the board of directors prior to a Change of Control, then (i) Mr. Forrest will be entitled to his base salary, bonuses and benefits payable through the effective date of termination and (ii) any options and stock awards will expire.

      A copy of the Agreement is attached hereto as Exhibit 10.1 and a copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1.


Item 9.01 (c).    Exhibits.

     10.1 Employment Agreement by and between Cosi, Inc. and William D. Forrest, dated December 12, 2005.

     99.1     Press Release, dated December 15, 2005.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cosi, Inc.

Date:  December 15, 2005

                                    /s/ William Koziel
                                    --------------------------------------------
                                    Name:  William Koziel
                                    Title: Chief Financial Officer

                                  EXHIBIT INDEX


                                                                 Paper (P) or
 Exhibit No.                    Description                     Electronic (E)
------------  ------------------------------------------------  --------------
     10.1     Employment Agreement by and between Cosi, Inc.          E
              and William D. Forrest, dated December 12,
              2005.

     99.1     Press Release, dated December 15, 2005.                 E